EXHIBIT 99.1

	Contact:	Greg Eden
508-293-7195
FOR IMMEDIATE RELEASE		eden_greg@emc.com

EMC REPORTS THIRD QUARTER RESULTS,

ACCELERATING GROWTH AND

IMPROVING PROFITABILITY

Revenue Up 20% Year Over Year As Customers Continue to Embrace New Products

HOPKINTON, Mass. – October 16, 2003 – EMC Corporation (NYSE:EMC) today reported financial results for the third quarter of 2003, reflecting balanced double-digit growth across all major business segments and improved profitability.

Total consolidated revenue for the third quarter was $1.51 billion, 20% higher than the $1.26 billion reported for the third quarter of 2002. Net income for the third quarter was $159 million or $.07 per diluted share, including a $.02 benefit resulting from the favorable resolution of certain tax audits. This compares with net income of $21 million or $.01 per diluted share for the third quarter of 2002.

Joe Tucci, EMC’s President and CEO, said, “We are pleased that our third-quarter results reflect strong customer acceptance of EMC’s comprehensive lineup of automated networked storage solutions. We are on track to achieve double-digit growth for the year, which not many large technology companies will do in this challenging economic environment. With 11% revenue growth for the first nine months of 2003 compared with the same period in 2002, it is clear that we continue to gain market share and extend EMC’s lead as the world’s #1 provider of information storage solutions.”

Tucci continued, “With Tuesday’s announcement of our agreement to acquire Documentum and the pending completion of our acquisition of LEGATO, two complementary leaders in information management software, we are making the strategic moves necessary to enable our customers to manage all of their information according to its value to the business at every stage of its life, at the lowest total cost – creating the ultimate information lifecycle management company.”

EMC’s revenue growth was balanced across all major segments of its business. In particular, information storage software revenue grew to 23% of the company’s total revenue, driven by demand for replication, multi-platform management and content-addressed storage (CAS) software. Information storage systems revenue also had strong double-digit growth on a year-to-year basis, led by EMC’s new Symmetrix DMX and CLARiiON CX networked information storage systems. Double-digit revenue growth in information storage services was spurred by strong customer demand for EMC’s storage-focused professional services.

Bill Teuber, EMC’s Executive Vice President and Chief Financial Officer, said, “The blend of new products and crisp execution across the entire organization enabled EMC to turn in strong top- and bottom-line results in what is traditionally the most challenging quarter of the year. We enhanced our balance sheet by growing cash and investments by almost $130 million to nearly $6.2 billion during the quarter, while buying back nearly $100 million worth of the company’s stock.”

EMC’s rapid delivery of new products continued in the third quarter. Highlights include the unveiling of the next major wave of Symmetrix DMX systems, software and related technologies, including the new Symmetrix DMX3000, an entry-level Symmetrix DMX800 configuration, new advanced replication technology, native iSCSI connectivity and enhanced functionality for mainframe customers; the extension of EMC CLARiiON’s functional leadership through major enhancements to EMC Navisphere, EMC SnapView and EMC SAN Copy software; the strengthening of EMC’s open software portfolio with the addition of powerful new VisualSRM and VisualSAN software for small-and medium-sized organizations; and the introduction of EMC OpenScale, the world’s first automated “pay as you go” billing for storage infrastructure.

EMC continued to extend its market reach in the third quarter by announcing its agreement to acquire LEGATO Systems, Inc., and create the world’s most comprehensive portfolio of information storage software; partnering with BMC Software, the first independent software provider to resell EMC ControlCenter storage management software; and broadening its relationship with Oracle Corporation to include a new joint service available to help customers easily deploy Oracle® Database with EMC network attached storage (NAS) technology.

Business Outlook

The following statements are based on current expectations. These statements assume the acquisition of LEGATO Systems, Inc., closes on or about October 20, 2003, and the acquisition of Documentum, Inc., closes at the beginning of January 2004. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions, divestitures or business combinations that may be completed after the date hereof, except for the planned acquisitions of LEGATO Systems, Inc., and Documentum, Inc.

•	Revenue in the fourth quarter of 2003 is expected to be between $1.74 billion and $1.78 billion;

•	Earnings per share for the fourth quarter of 2003 are expected to be $.05 per diluted share including in-process R&D charges and other integration costs associated with the acquisition of LEGATO. These charges are expected to be $.02 per diluted share;

•	EMC expects software license revenues to represent 26% of total revenues for 2004 and 27% of total revenues exiting the fourth quarter of 2004;

•	EMC expects the acquisition of Documentum to dilute first quarter 2004 diluted earnings per share by $.02 per share, not to have any material impact to diluted earnings per share for the remainder of 2004 and to be slightly accretive to diluted earnings per share in 2005.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in information storage systems, software, networks and services, providing automated networked storage solutions to help organizations get the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with strategic investments and acquisitions, including the challenges and costs of closing, integration, restructuring and achieving anticipated synergies associated with the announced plans to acquire LEGATO Systems, Inc. and Documentum, Inc; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) the transition to new products, the uncertainty of customer acceptance of new product offerings, and rapid technological and market change; (v) insufficient, excess or obsolete inventory; (vi) competitive factors, including but not limited to pricing pressures; (vii) component quality and availability; (viii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such-forward looking statements after the date of this release.

EMC CORPORATION

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenues:
Net sales	$1,145,659	$946,055	$3,321,700	$3,070,349
Services	365,188	313,383	1,052,598	878,605

	1,510,847	1,259,438	4,374,298	3,948,954

Cost and expenses:
Cost of sales	658,581	605,021	1,932,660	1,892,883
Cost of services	177,149	180,788	524,618	524,996
Research and development	172,858	191,683	530,060	594,661
Selling, general and administrative	390,164	412,313	1,167,977	1,287,760
Restructuring and other special charges	1,696	—	25,785	—

Operating income (loss)	110,399	(130,367)	193,198	(351,346)

Investment income	45,473	73,071	149,796	186,419
Interest expense	(672)	(2,763)	(2,711)	(8,344)
Other expense, net	(3,842)	(17,418)	(9,826)	(30,958)

Income (loss) before taxes	151,358	(77,477)	330,457	(204,229)
Income tax provision (benefit)	(7,731)	(98,738)	54,446	(149,439)

Net income (loss)	$159,089	$21,261	$276,011	$(54,790)

Net income (loss) per weighted average share, basic	$0.07	$0.01	$0.13	$(0.02)

Net income (loss) per weighted average share, diluted	$0.07	$0.01	$0.12	$(0.02)

Weighted average shares, basic	2,186,213	2,203,063	2,186,679	2,210,956
Weighted average shares, diluted	2,213,875	2,207,989	2,208,230	2,210,956

As a % of total revenue:
Gross margin	44.7%	37.6%	43.8%	38.8%
Selling, general and administrative	25.8%	32.7%	26.7%	32.6%
Research and development	11.4%	15.2%	12.1%	15.1%
Operating income (loss)	7.3%	-10.4%	4.4%	-8.9%
Net income (loss)	10.5%	1.7%	6.3%	-1.4%

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$1,606,769	$1,686,598
Short-term investments	1,007,053	864,743
Accounts and notes receivable, less allowance for doubtful accounts of $39,993 and $50,551	722,334	881,325
Inventories	525,763	437,805
Deferred income taxes	238,572	250,197
Other current assets	105,544	96,580

Total current assets	4,206,035	4,217,248
Long-term investments	3,577,585	3,134,290
Property, plant and equipment, net	1,564,999	1,624,396
Intangible and other assets, net	437,086	365,557
Goodwill, net	217,130	205,030
Deferred income taxes	52,833	43,926

Total assets	$10,055,668	$9,590,447

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and current portion of long-term obligations	$9,389	$27,507
Accounts payable	392,251	429,732
Accrued expenses	884,117	948,357
Income taxes payable	367,690	187,695
Deferred revenue	525,532	448,359

Total current liabilities	2,178,979	2,041,650

Deferred revenue	351,851	156,412
Other liabilities	66,848	166,383

Commitments and contingencies
Stockholders' equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,245,522 and 2,235,930 shares	22,455	22,359
Additional paid-in capital	3,663,097	3,580,025
Deferred compensation	(4,381)	(10,762)
Retained earnings	4,346,060	4,070,049
Accumulated other comprehensive loss, net	(87,613)	(53,488)
Treasury stock, at cost; 59,982 and 50,555 shares	(481,628)	(382,181)

Total stockholders' equity	7,457,990	7,226,002

Total liabilities and stockholders' equity	$10,055,668	$9,590,447

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	For the Nine Months Ended
	September 30, 2003	September 30, 2002
Cash flows from operating activities:
Net income (loss)	$276,011	$(54,790)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	389,910	496,476
Non-cash restructuring, inventory and other special charges (reversals)	5,732	(60,735)
Amortization of deferred compensation	7,193	10,663
Provision for doubtful accounts	4,444	30,441
Deferred income taxes, net	12,783	51,428
Other	11,373	50,501
Changes in assets and liabilities:
Accounts and notes receivable	171,597	567,940
Inventories	(64,526)	156,155
Other assets	(70,004)	55,061
Accounts payable	(38,253)	88,910
Accrued expenses	(66,741)	(147,466)
Income taxes payable	190,129	(107,006)
Deferred revenue	275,700	118,707
Other liabilities	(95,403)	(5,537)

Net cash provided by operating activities	1,009,945	1,250,748

Cash flows from investing activities:
Additions to property, plant and equipment	(266,490)	(305,351)
Capitalized software development costs	(84,419)	(95,754)
Purchases of short and long-term available for sale securities	(4,591,509)	(6,840,581)
Sales of short and long-term available for sale securities	3,779,868	5,645,476
Maturities of short and long-term available for sale securities	186,389	187,397
Other	(40,314)	(24,689)

Net cash used in investing activities	(1,016,475)	(1,433,502)

Cash flows from financing activities:
Issuance of common stock	48,771	54,914
Purchase of treasury stock	(99,447)	(243,063)
Payment of long-term and short-term obligations	(27,831)	(13,952)
Proceeds from long-term and short-term obligations	4,609	1,512

Net cash used in financing activities	(73,898)	(200,589)

Effect of exchange rate changes on cash	599	(4,280)

Net decrease in cash and cash equivalents	(79,829)	(387,623)
Cash and cash equivalents at beginning of period	1,686,598	2,129,019

Cash and cash equivalents at end of period	$1,606,769	$1,741,396

Non-cash activity:
Exchange of net assets for equity investment	$—	$3,560

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q3 2002	Q4 2002	YTD 2002	Q1 2003	Q2 2003	Q3 2003	YTD 2003
Storage Revenue
Information Storage Systems	$662,417	$802,196	$2,985,300	$752,387	$803,814	$801,075	$2,357,276
Information Storage Software	283,591	346,611	1,233,093	298,591	321,249	344,584	964,424
Information Storage Services	279,217	309,472	1,078,367	306,025	328,370	341,113	975,508
Total Information Storage Revenues	1,225,225	1,458,279	5,296,760	1,357,003	1,453,433	1,486,772	4,297,208

Other Businesses	34,213	31,119	141,592	27,148	25,867	24,075	77,090

Total Consolidated Revenues	$1,259,438	$1,489,398	$5,438,352	$1,384,151	$1,479,300	$1,510,847	$4,374,298

Percentage impact to revenue from changes in exchange rates from the prior year				2.5%	3.1%	2.9%

Supplemental Revenue Data

Symmetrix Hardware and Software Revenue (a)				$574,944	$618,297	$624,847	$1,818,088
CLARiiON Hardware and Software Revenue (a)				217,896	228,324	227,595	673,815
Connectivity Revenue (b)				130,290	136,578	136,637	403,505
EMC-only Platform Software Revenue (c)				199,791	211,461	228,994	640,246
Multi-Platform Software Revenue (d)				98,800	109,788	115,590	324,178

(a)	Includes hardware, hardware upgrades and platform software.
(b)	Includes Connectrix fibre channel switch/director revenues and Celerra file server revenue, exclusive of disk revenue.
(c)	Includes software products that only work with EMC arrays.
(d)	Includes software products that are designed to manage heterogenous environments including EMC and non-EMC arrays.

EMC CORPORATION

Supplemental Schedule of Earnings Adjusted to Expense Stock Options

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Net income (loss)	$159,089	$21,261	$276,011	$(54,790)

Stock option expense	(91,505)	(74,706)	(278,746)	(266,247)

Adjusted net income (loss)	$67,584	$(53,445)	$(2,735)	$(321,037)

Net income (loss) per weighted average share, basic—as reported	$0.07	$0.01	$0.13	$(0.02)

Net income (loss) per weighted average share, diluted—as reported	$0.07	$0.01	$0.12	$(0.02)

Adjusted net income (loss) per weighted average share, basic	$0.03	$(0.02)	$—	$(0.15)

Adjusted net income (loss) per weighted average share, diluted	$0.03	$(0.02)	$—	$(0.15)